Exhibit 99.1

SPX Technologies Reports Second Quarter 2024 Results

Q2 GAAP EPS of $0.96; Adjusted EPS* of $1.42
Raising Full-Year 2024 Adjusted EPS* Guidance to Range of $5.45-$5.60

CHARLOTTE, N.C., August 1, 2024 (GLOBE NEWSWIRE) -- SPX Technologies, Inc. (NYSE:SPXC) (“SPX”, the “Company”, “we” or “our”) today reported results for the second quarter ended June 29, 2024.

Gene Lowe, President and CEO, remarked, “I’m very pleased with our strong Q2 performance, which included substantial growth in all of our key profit measures and significant margin expansion in both segments. During the quarter we continued to see solid demand across several key markets and our businesses executed well operationally.”

Mr. Lowe continued, “During Q2, we made significant progress on several key value creation initiatives, including traction on new product introductions and further productivity gains through our disciplined continuous improvement process. These enhancements are strengthening our company and positioning us for further growth.”

Mr. Lowe commented further, “Looking ahead, we continue to see overall favorable demand trends and positive operational momentum. Based on our strong results and operational trends, we are raising our full-year guidance for Adjusted EPS* to a range of $5.45 to $5.60 from $5.15 to $5.40 previously, with the midpoint implying year-on-year growth of approximately 28%.”

Second Quarter 2024 Overview:

For the second quarter of 2024, the company reported revenue of $501.3 million and operating income of $74.6 million, compared with revenue of $423.3 million and operating income of $51.3 million in the second quarter of 2023. Net income of $44.2 million for the second quarter of 2024 increased 22.8% from $36.0 million in the second quarter of 2023. Diluted income per share from continuing operations in the second quarter of 2024 was $0.96, compared with $0.82 in the second quarter of 2023. Diluted income per share from continuing operations in the second quarter of 2024 included a $8.4 million charge, and associated tax effect, for a settlement with the seller of ULC Robotics regarding contingent consideration.

Adjusted EBITDA* was $108.9 million, compared with $75.1 million in the second quarter of 2023, or an increase of 45.0%. Adjusted earnings per share* in the second quarter of 2024 was $1.42, compared with $1.06 in the second quarter of 2023. Adjusted EBITDA* and Adjusted earnings per share* exclude amortization expense and acquisition-related costs, among other items. Adjusted earnings per share* and Adjusted EBITDA* in the second quarter of 2024 also exclude the above-noted $8.4 million charge and the associated tax effect.

Second Quarter and Year-to-Date Financial Comparisons:

($ millions)	Q2 2024	Q2 2023	2024 YTD	2023 YTD
Revenue	$501.3	$423.3	$966.5	$823.1
Consolidated operating income	74.6	51.3	139.2	101.1
Income from continuing operations	45.2	38.3	94.4	77.4
Net income	44.2	36.0	93.2	78.8

Consolidated segment income*	117.6	84.4	217.4	158.8
Adjusted operating income*	102.8	69.4	187.2	127.7
Adjusted EBITDA*	108.9	75.1	200.9	137.8

* Non-GAAP financial measure. See attached schedules for reconciliation of each historical non-GAAP measure to the respective most comparable GAAP financial measure. A reconciliation of non-GAAP guidance measures is not practicable and, accordingly, is not included.

HVAC Segment

Revenue for the second quarter of 2024 was $356.5 million, compared with $269.0 million in the second quarter of 2023, an increase of 32.5%, including a 17.7% increase in organic revenue, a 15.0% increase from the acquisitions of Ingénia and ASPEQ, and a 0.2% unfavorable impact related to the translation effect of currency fluctuation. The organic revenue growth was due primarily to increased sales of cooling products associated with volume increases, including execution of a larger than typical service project.

Segment income in the second quarter of 2024 was $83.7 million, or 23.5% of revenue. This compares with segment income of $55.2 million, or 20.5% of revenue in the second quarter of 2023. The increase in segment income and 300 basis points increase in segment income margin were primarily due to the revenue growth mentioned above.

Detection & Measurement Segment

Revenue for the second quarter of 2024 was $144.8 million, compared with $154.3 million in the second quarter of 2023, a decrease of (6.2)%. The organic revenue decrease was primarily the result of higher large project volume within the communication technologies business in the second quarter of 2023.

Segment income for the second quarter of 2024 was $33.9 million, or 23.4% of revenue. This compares with segment income of $29.2 million, or 18.9% of revenue in the second quarter of 2023. The increase in segment income and 450 basis points increase in segment income margin were primarily due to more favorable product mix primarily from certain large projects within our transportation, communication technologies, and aids to navigation business, and initiatives to drive more efficiency and productivity in our Detection & Measurement segment structure.

Financial Update: As of June 29, 2024, SPX Technologies had total outstanding debt of $790.3 million and total cash of $133.0 million. During the second quarter of 2024, SPX’s net operating cash flow from continuing operations totaled $58.7 million. Capital expenditures for continuing operations for the second quarter of 2024 were $10.4 million.

2024 Guidance Update:

SPX is updating full-year 2024 guidance, and is now targeting consolidated revenue of approximately $1.97-$2.02 billion ($1.965-$2.025 billion prior), adjusted EBITDA* of $410-$430 million ($390-$420 million prior), and adjusted earnings per share* in a range of $5.45-$5.60 ($5.15-$5.40 prior).

Segment and company performance is expected to be as follows:

	Revenue	Segment Income Margin %
HVAC	$1,365-$1,405 million ($1,360-$1,400 million prior)	23.00%-24.00% (22.25%-23.25% prior)
Detection & Measurement	$605-$615 million ($605-$625 million prior)	20.75%-21.75% (20.00%-21.00% prior)
Total SPX	$1.970-$2.020 billion ($1.965-$2.025 billion prior)	22.30%-23.30% (21.60%-22.60% prior)

Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended June 29, 2024 with the Securities and Exchange Commission on or before August 8, 2024. This press release should be read in conjunction with that filing, which will be available on the company's website at www.spx.com, in the Investor Relations section.

Conference Call: SPX Technologies will host a conference call at 4:45 p.m. (EDT) today to discuss second quarter results. The call will be simultaneously webcast via the company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Call Access: To access the call by phone, please go to this link
https://register.vevent.com/register/BI897f7ff93cf54486873d06ecf7d4508e and you will be provided with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at www.spx.com.

Upcoming Investor Events: Company management plans to conduct virtual meetings with investors during the third quarter of 2024 and the company will also be participating virtually in the Seaport Annual Investor Conference on August 21st and the Jefferies Industrial Conference in New York on September 5th.

About SPX Technologies, Inc.: SPX Technologies, Inc. is a diversified, global supplier of highly engineered products and technologies, holding leadership positions in the HVAC and detection and measurement markets. Based in Charlotte, North Carolina, SPX has more than 4,100 employees in 15 countries. SPX is listed on the New York Stock Exchange under the ticker symbol “SPXC.” For more information, please visit www.spx.com.

Non-GAAP Financial Information: This press release contains certain non-GAAP financial measures, including consolidated segment income, adjusted operating income, adjusted income from continuing operations before income taxes, adjusted income from continuing operations, adjusted earnings per share from continuing operations (or, adjusted EPS), EBITDA, Adjusted EBITDA, and organic revenue growth (decline). These non-GAAP financial measures do not provide investors with an accurate measure of, and should not be used as a substitute for, the comparable financial measures as determined in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company believes these non-GAAP financial measures, when read in conjunction with the comparable GAAP financial measures, give investors a useful tool to assess and understand the Company’s overall financial performance, because they exclude items of income or expense that the Company believes are not reflective of its ongoing operating performance, allowing for a better period-to-period comparison of operations of the Company. Additionally, the Company’s management uses these non-GAAP financial measures as measures of the Company’s performance. The Company acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Refer to the tables included in this press release for the components of each of the non-GAAP financial measures, and for the reconciliations of historical non-GAAP financial measures to their respective comparable GAAP measures. Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures, that we do not consider indicative of our on-going performance; and are calculated in a manner consistent with the presentation of the similarly titled historical non-GAAP measures presented in this press release. These items include, but are not limited to, acquisition costs, costs associated with dispositions, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the most comparable GAAP financial measures is not practicable. Full-year guidance excludes changes in the number of shares outstanding; impacts from future acquisitions, dispositions and related transaction costs, restructuring costs, incremental impacts of tariffs and trade tensions on market demand and costs subsequent to the end of the second quarter, the impact of foreign exchange rate changes subsequent to the end of the second quarter, and environmental and litigation charges.

Forward Looking Statements: Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the Company’s documents filed with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements, including the following: cyclical changes and specific industry events in the Company’s markets; changes in anticipated capital investment and maintenance expenditures by customers; availability, limitations or cost increases of raw materials and/or commodities that cannot be recovered in product pricing; the impact of competition on profit margins and the Company’s ability to maintain or increase market share; inadequate performance by third-party suppliers and subcontractors for outsourced products, components and services and other supply-chain risks; the uncertainty with respect to environmental and other contingent liabilities; the impact of climate change and any legal or regulatory actions taken in response there to; cyber-security risks; risks with respect to the protection of intellectual property, including with respect to the Company’s digitalization initiatives; the impact of overruns, inflation and the incurrence of delays with respect to long-term fixed-price contracts; defects or errors in current or planned products; the impact of pandemics and governmental and other actions taken in response; domestic economic, political, legal, accounting and business developments adversely affecting the Company’s business, including regulatory changes; changes in worldwide economic conditions, including as a result of geopolitical conflicts; uncertainties with respect to the Company’s ability to identify acceptable acquisition targets; uncertainties surrounding timing and successful completion of acquisition or disposition transactions, including with respect to integrating acquisitions and achieving cost savings or other benefits from acquisitions; the impact of retained liabilities of disposed businesses; potential labor disputes; and extreme weather conditions and natural and other disasters.

Actual results may differ materially from these statements. The words “guidance,” “believe,” “targeting,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements, except as required by law.

SOURCE SPX Technologies, Inc.

Investor and Media Contacts:
Paul Clegg, VP, Investor Relations and Communications
Phone: 980-474-3806
E-mail: spx.investor@spx.com
Source: SPX Technologies, Inc.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Six months ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023

Revenues	$501.3	$423.3	$966.5	$823.1
Costs and expenses:
Cost of products sold	300.5	259.7	582.8	509.6
Selling, general and administrative	101.2	100.8	204.1	194.6
Intangible amortization	16.8	11.5	31.6	17.8
Special charges, net	(0.2)	—	0.4	—
Other operating expense, net	8.4	—	8.4	—
Operating income	74.6	51.3	139.2	101.1

Other income (expense), net	(1.7)	—	(5.7)	2.5
Interest expense	(12.8)	(5.4)	(22.6)	(7.8)
Interest income	0.3	0.2	0.6	0.7
Income from continuing operations before income taxes	60.4	46.1	111.5	96.5
Income tax provision	(15.2)	(7.8)	(17.1)	(19.1)
Income from continuing operations	45.2	38.3	94.4	77.4

Income (loss) from discontinued operations, net of tax	—	—	—	—
Gain (loss) on disposition of discontinued operations, net of tax	(1.0)	(2.3)	(1.2)	1.4
Income (loss) from discontinued operations, net of tax	(1.0)	(2.3)	(1.2)	1.4

Net income	$44.2	$36.0	$93.2	$78.8

Basic income per share of common stock:
Income from continuing operations	$0.98	$0.84	$2.05	$1.70
Income (loss) from discontinued operations, net of tax	(0.02)	(0.05)	(0.03)	0.03
Net income per share	$0.96	$0.79	$2.02	$1.73

Weighted-average number of common shares outstanding — basic	46.246	45.533	46.038	45.457

Diluted income per share of common stock:
Income from continuing operations	$0.96	$0.82	$2.01	$1.66
Income (loss) from discontinued operations, net of tax	(0.02)	(0.05)	(0.02)	0.03
Net income per share	$0.94	$0.77	$1.99	$1.69

Weighted-average number of common shares outstanding — diluted	47.158	46.627	46.901	46.500

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	June 29, 2024	December 31, 2023
ASSETS
Current assets:
Cash and equivalents	$128.1	$99.4
Accounts receivable, net	325.9	279.8
Contract assets	32.0	16.6
Inventories, net	292.7	276.7
Other current assets	30.0	37.1
Total current assets	808.7	709.6
Property, plant and equipment:
Land	23.2	17.9
Buildings and leasehold improvements	119.4	73.4
Machinery and equipment	297.5	264.4
	440.1	355.7
Accumulated depreciation	(221.4)	(215.2)
Property, plant and equipment, net	218.7	140.5
Goodwill	845.0	704.8
Intangibles, net	742.7	680.8
Other assets	154.2	188.9
Deferred income taxes	3.5	4.0
Assets of DBT and Heat Transfer	10.3	11.1
TOTAL ASSETS	$2,783.1	$2,439.7

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$128.2	$118.7
Contract liabilities	61.7	73.5
Accrued expenses	150.7	168.5
Income taxes payable	12.3	5.3
Short-term debt	256.3	17.9
Current maturities of long-term debt	24.1	17.3
Total current liabilities	633.3	401.2

Long-term debt	509.9	523.1
Deferred and other income taxes	102.9	77.0
Other long-term liabilities	213.2	204.1
Liabilities of DBT and Heat Transfer	40.0	39.7
Total long-term liabilities	866.0	843.9

Stockholders' equity:
Common stock	0.5	0.5
Paid-in capital	1,359.1	1,353.6
Retained earnings	131.5	38.3
Accumulated other comprehensive income	244.9	261.1
Common stock in treasury	(452.2)	(458.9)
Total stockholders' equity	1,283.8	1,194.6
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,783.1	$2,439.7

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended				Six months ended
	June 29, 2024	July 1, 2023	Δ	%/bps	June 29, 2024	July 1, 2023	Δ	%/bps
HVAC reportable segment

Revenues	$356.5	$269.0	$87.5	32.5%	$658.9	$520.6	$138.3	26.6%
Gross profit	132.3	99.1	33.2		249.7	187.4	62.3
Selling, general and administrative expense	48.6	43.9	4.7		97.6	84.5	13.1
Income	$83.7	$55.2	$28.5	51.6%	$152.1	$102.9	$49.2	47.8%
as a percent of revenues	23.5%	20.5%		300bps	23.1%	19.8%		330bps

Detection & Measurement reportable segment

Revenues	$144.8	$154.3	$(9.5)	(6.2)%	$307.6	$302.5	$5.1	1.7%
Gross profit	69.4	65.6	3.8		135.8	127.2	8.6
Selling, general and administrative expense	35.5	36.4	(0.9)		70.5	71.3	(0.8)
Income	$33.9	$29.2	$4.7	16.1%	$65.3	$55.9	$9.4	16.8%
as a percent of revenues	23.4%	18.9%		450bps	21.2%	18.5%		270bps

Consolidated Revenues	$501.3	$423.3	$78.0	18.4%	$966.5	$823.1	$143.4	17.4%
Consolidated Operating Income	74.6	51.3	23.3	45.4%	139.2	101.1	38.1	37.7%
as a percent of revenues	14.9%	12.1%		280bps	14.4%	12.3%		210bps
Consolidated Segment Income	117.6	84.4	33.2	39.3%	217.4	158.8	58.6	36.9%
as a percent of revenues	23.5%	19.9%		360bps	22.5%	19.3%		320bps

Consolidated operating income	$74.6	$51.3	$23.3		$139.2	$101.1	$38.1
Exclude:
Corporate expense	12.0	16.6	(4.6)		25.9	31.2	(5.3)
Acquisition-related and other costs (1)	2.3	1.5	0.8		4.9	2.1	2.8
Long-term incentive compensation expense	3.7	3.5	0.2		7.0	6.6	0.4
Amortization of intangible assets (2)	16.8	11.5	5.3		31.6	17.8	13.8
Special charges, net	(0.2)	—	(0.2)		0.4	—	0.4
Other operating expense, net (3)	8.4	—	8.4		8.4	—	8.4
Consolidated segment income	$117.6	$84.4	$33.2	39.3%	$217.4	$158.8	$58.6	36.9%
as a percent of revenues	23.5%	19.9%		360bps	22.5%	19.3%		320bps

(1) Represents certain integration costs incurred of $2.3 and $4.9 during the three and six months ended June 29, 2024, respectively, and $1.5 and $2.1 during the three and six months ended July 1, 2023, respectively, including additional “Cost of products sold” related to the step-up of inventory (to fair value) acquired in connection with the Ingénia acquisition of $0.9 and $1.8 during the three and six months ended June 29, 2024 and the ASPEQ acquisition of $1.1 during the three and six months ended July 1, 2023.

(2) Represents amortization expense associated with acquired intangible assets.

(3) Represents a charge of $8.4 associated with a settlement with the seller of ULC Robotics (“ULC”) regarding additional contingent consideration.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Six months ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Cash flows from (used in) operating activities:
Net income	$44.2	$36.0	$93.2	$78.8
Less: Gain (loss) from discontinued operations, net of tax	(1.0)	(2.3)	(1.2)	1.4
Income from continuing operations	45.2	38.3	94.4	77.4
Adjustments to reconcile income from continuing operations to net cash from operating activities:
Special charges, net	(0.2)	—	0.4	—
(Gain) loss on change in fair value of equity security	—	—	4.2	(3.6)
Deferred and other income taxes	(7.2)	(6.9)	(10.6)	(10.4)
Depreciation and amortization	23.4	16.0	44.4	26.7
Pension and other employee benefits	2.7	2.2	6.9	5.7
Long-term incentive compensation	3.7	3.5	7.0	6.6
Other, net	(1.4)	(1.5)	(3.0)	(3.0)
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable and other assets	(0.3)	20.0	(29.8)	4.9
Inventories	1.3	(5.8)	(10.7)	(27.0)
Accounts payable, accrued expenses and other	(8.1)	8.0	(33.0)	(2.7)
Cash spending on restructuring actions	(0.4)	—	(0.8)	—
Net cash from continuing operations	58.7	73.8	69.4	74.6
Net cash used in discontinued operations	(1.2)	(1.8)	(1.4)	(7.0)
Net cash from operating activities	57.5	72.0	68.0	67.6

Cash flows from (used in) investing activities:
Proceeds/borrowings related to company-owned life insurance policies, net	42.8	0.9	42.9	1.0
Business acquisitions, net of cash acquired	—	(547.1)	(294.1)	(547.1)
Capital expenditures	(10.4)	(4.7)	(20.3)	(8.7)
Net cash from (used in) continuing operations	32.4	(550.9)	(271.5)	(554.8)
Net cash used in discontinued operations	—	—	—	—
Net cash from (used in) investing activities	32.4	(550.9)	(271.5)	(554.8)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	18.0	800.0	575.2	820.0
Repayments under senior credit facilities	(102.8)	(420.0)	(382.0)	(420.0)
Borrowings under trade receivables arrangement	67.0	14.0	132.0	61.0
Repayments under trade receivables arrangement	(46.0)	(31.0)	(93.0)	(31.0)
Net repayments under other financing arrangements	(0.5)	(0.1)	(0.8)	(0.1)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	2.1	1.7	(0.9)	(2.4)
Financing fees paid	—	(1.3)	—	(1.3)
Net cash from (used in) continuing operations	(62.2)	363.3	230.5	426.2
Net cash from discontinued operations	—	—	—	—
Net cash from (used in) financing activities	(62.2)	363.3	230.5	426.2
Change in cash and equivalents due to changes in foreign currency exchange rates	(0.2)	(1.5)	1.1	(0.5)
Net change in cash and equivalents	27.5	(117.1)	28.1	(61.5)
Consolidated cash and equivalents, beginning of period	105.5	212.7	104.9	157.1
Consolidated cash and equivalents, end of period	$133.0	$95.6	$133.0	$95.6

	Six months ended
	June 29, 2024	July 1, 2023
Components of cash and equivalents:
Cash and equivalents	$128.1	$87.1
Cash and equivalents included in assets of DBT and Heat Transfer	4.9	8.5
Total cash and equivalents	$133.0	$95.6

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

	Six months ended
	June 29, 2024
Beginning cash and equivalents	$104.9
Cash from continuing operations	69.4
Capital expenditures	(20.3)
Business acquisitions, net of cash acquired	(294.1)
Proceeds/borrowings from company-owned life insurance policies, net	42.9
Borrowings under senior credit facilities	575.2
Repayments under senior credit facilities	(382.0)
Borrowings under trade receivables agreement	132.0
Repayments under trade receivables arrangement	(93.0)
Net repayments under other financing arrangements	(0.8)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(0.9)
Cash used in discontinued operations	(1.4)
Change in cash due to changes in foreign currency exchange rates	1.1
Ending cash and equivalents	$133.0

	Debt at				Debt at
	December 31, 2023	Borrowings	Repayments	Other	June 29, 2024
Revolving loans	$—	$575.2	$(375.2)	$—	$200.0
Term loans	541.6	—	(6.8)	—	534.8
Trade receivables financing arrangement	16.0	132.0	(93.0)	—	55.0
Other indebtedness	2.4	—	(0.8)	0.4	2.0
Less: Deferred financing costs associated with the term loans	(1.7)	—	—	0.2	(1.5)
Totals	$558.3	$707.2	$(475.8)	$0.6	$790.3

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC AND DETECTION & MEASUREMENT REPORTABLE SEGMENTS
(Unaudited)

	Three months ended June 29, 2024
	HVAC	Detection & Measurement
Net Revenue Growth (Decline)	32.5%	(6.2)%

Exclude: Foreign Currency	(0.2)%	—%

Exclude: Acquisitions	15.0%	—%

Organic Revenue Growth (Decline)	17.7%	(6.2)%

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED OPERATING INCOME
(Unaudited; in millions)

	Three months ended		Six months ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Operating income	$74.6	$51.3	$139.2	$101.1

Include - TSA Income (1)	—	0.1	—	0.2

Exclude:
Acquisition-related and other costs (2)	(3.0)	(6.5)	(8.0)	(8.6)

Other operating expense, net (3)	(8.4)	—	(8.4)	—

Amortization of acquired intangible assets	(16.8)	(11.5)	(31.6)	(17.8)

Adjusted operating income	$102.8	$69.4	$187.2	$127.7
as a percent of revenues	20.5%	16.4%	19.3%	15.5%

(1) Represents transition services income related to the Asbestos Portfolio Sale for the three and six months ended July 1, 2023. Amounts recorded in non-operating income for U.S. GAAP purposes. The Asbestos Portfolio Sale is described in the Company’s most recent Form 10-K.

(2) For the three and six months ended June 29, 2024, represents (i) certain acquisition and strategic/transformation related costs of $0.7 and $3.1, respectively, (ii) certain integration costs of $1.4 and $3.1, respectively, and (iii) inventory step-up charges related to the Ingénia acquisition of $0.9 and $1.8, respectively. For the three and six months ended July 1, 2023, represents (i) acquisition and strategic/transformation related costs of $5.0 and $6.5, respectively, (ii) certain integration costs of $0.4 and $1.0, respectively, and (iii) an inventory step-up charge of $1.1 related to the ASPEQ acquisition.

(3) For the three and six months ended June 29, 2024, represents a charge of $8.4 associated with a settlement with the seller of ULC regarding additional contingent consideration.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended June 29, 2024
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$117.6	$—	$117.6
Corporate expense (1)	(12.0)	0.7	(11.3)
Acquisition-related costs (2)	(2.3)	2.3	—
Long-term incentive compensation expense	(3.7)	—	(3.7)
Amortization of intangible assets (3)	(16.8)	16.8	—
Special charges, net	0.2	—	0.2
Other operating expense, net (4)	(8.4)	8.4	—
Operating income	74.6	28.2	102.8

Other expense, net (5)	(1.7)	1.2	(0.5)
Interest expense, net	(12.5)	—	(12.5)
Income from continuing operations before income taxes	60.4	29.4	89.8
Income tax provision (6)	(15.2)	(7.7)	(22.9)
Income from continuing operations	45.2	21.7	66.9

Diluted shares outstanding	47.158		47.158

Earnings per share from continuing operations	$0.96		$1.42

(1) Adjustment represents the removal of certain acquisition and strategic/transformation related costs ($0.7).

(2) Adjustment represents the removal of (i) integration costs of $1.4 and (ii) an inventory step-up charge related to the Ingénia acquisition of $0.9 within the HVAC reportable segment.

(3) Adjustment represents the removal of amortization expense associated with acquired intangible assets of $12.5 and $4.3 within the HVAC and Detection & Measurement reportable segments, respectively.

(4) Adjustment represents the removal of a charge of $8.4 associated with a settlement with the seller of ULC regarding additional contingent consideration.

(5) Adjustment represents the removal of non-service pension and postretirement charges of $1.2.

(6) Adjustment primarily represents the tax impact of items (1) through (5) above.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended July 1, 2023
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$84.4	$—	$84.4
Corporate expense (1)	(16.6)	5.1	(11.5)
Acquisition-related costs (2)	(1.5)	1.5	—
Long-term incentive compensation expense	(3.5)	—	(3.5)
Amortization of intangible assets (3)	(11.5)	11.5	—
Operating income	51.3	18.1	69.4

Other income, net (4)	—	1.2	1.2
Interest expense, net	(5.2)	—	(5.2)
Income from continuing operations before income taxes	46.1	19.3	65.4
Income tax provision (5)	(7.8)	(8.1)	(15.9)
Income from continuing operations	38.3	11.2	49.5

Diluted shares outstanding	46.627		46.627

Earnings per share from continuing operations	$0.82		$1.06

(1) Adjustment represents the removal of acquisition and strategic/transformation related expenses ($5.0) and a reclassification of transition services income ($0.1) from “Other income, net.”

(2) Adjustment represents the removal of (i) an inventory step-up charge of $1.1 related to the ASPEQ acquisition and (ii) integration costs of $0.4 within the HVAC reportable segment.

(3) Adjustment represents the removal of amortization expense associated with acquired intangible assets of $4.3 and $7.2 within the Detection & Measurement and HVAC reportable segments, respectively.

(4) Adjustment represents the removal of (i) non-service pension and postretirement charges of $1.2, (ii) the reclassification of income related to a transition services agreement ($0.1) to “Corporate expense,” and (iii) the removal of a charge related to the Asbestos Portfolio Sale ($0.1).

(5) Adjustment primarily represents the tax impact of items (1) through (4) above and the removal of certain discrete income tax benefits that are considered non-recurring.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EBITDA
(Unaudited; in millions)

	Three months ended
	June 29, 2024	July 1, 2023
Net income	$44.2	$36.0

Exclude:
Income tax provision	(15.2)	(7.8)
Interest expense, net	(12.5)	(5.2)
Amortization expense (1)	(16.8)	(11.5)
Depreciation expense	(6.6)	(4.5)
Loss from discontinued operations, net of tax	(1.0)	(2.3)
EBITDA	96.3	67.3

Exclude:
Acquisition-related and other costs (2)	(3.0)	(6.5)
Other operating expense, net (3)	(8.4)	—
Non-service pension and postretirement charges	(1.2)	(1.2)
Asbestos-related charges	—	(0.1)
Adjusted EBITDA	$108.9	$75.1
as a percent of revenues	21.7%	17.7%

(1) Represents amortization expense associated with acquired intangible assets recorded within “Intangible amortization.”

(2) For the three months ended June 29, 2024 and July 1, 2023, represents (i) certain acquisition and strategic/transformation related costs of $0.7 and $5.0, respectively, (ii) certain integration costs of $1.4 and $0.4, respectively, and (iii) inventory step-up charges of $0.9 and $1.1, respectively, related to the Ingénia and ASPEQ acquisitions within the HVAC reportable segment.

(3) Represents a charge of $8.4 associated with a settlement with the seller of ULC regarding additional contingent consideration.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EBITDA
(Unaudited; in millions)

	Six months ended
	June 29, 2024	July 1, 2023
Net income	$93.2	$78.8

Exclude:
Income tax provision	(17.1)	(19.1)
Interest expense, net	(22.0)	(7.1)
Amortization expense (1)	(31.6)	(17.8)
Depreciation expense	(12.8)	(8.9)
Gain (loss) from discontinued operations, net of tax	(1.2)	1.4
EBITDA	177.9	130.3

Exclude:
Acquisition-related and other costs (2)	(8.0)	(8.6)
Other operating expense, net (3)	(8.4)	—
Non-service pension and postretirement charges	(2.4)	(2.4)
Fair value adjustments on an equity security	(4.2)	3.6
Asbestos-related charges	—	(0.1)
Adjusted EBITDA	$200.9	$137.8
as a percent of revenues	20.8%	16.7%

(1) Represents amortization expense associated with acquired intangible assets recorded within “Intangible amortization.”

(2) For the six months ended June 29, 2024 and July 1, 2023, represents (i) certain acquisition and strategic/transformation related costs of $3.1 and $6.5, respectively, (ii) certain integration costs of $3.1 and $1.0, respectively, and (iii) inventory step-up charges of $1.8 and $1.1, respectively, related to the Ingénia and ASPEQ acquisitions within the HVAC reportable segment.

(3) Represents a charge of $8.4 associated with a settlement with the seller of ULC regarding additional contingent consideration.